Exhibit 31.2
Rule 13a-14(a)/15d-14(a) Certification

I, Andrew X. Wang, certify that:

1.  I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A for the fiscal year ended September 30, 2010 of China Direct Industries, Inc. (the “registrant”);

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances made, not misleading with respect to the period covered by this report.

Date: January 28, 2011	/s/ Andrew X. Wang
Andrew X. Wang Chief Financial Officer (Principal Financial and Accounting Officer)